Exhibit 32.1

Certification pursuant to Section 906 of Sarbanes-Oxley Act of 2002

I, Louis D. Paolino, Jr., the Principal Executive Officer of Mace Security International, Inc., hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Form 10-Q of Mace Security International, Inc. for the quarter ended March 31, 2008 (the "March 31, 2008 Form 10-Q"), which this certification accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m (a) or 78o(d)) and information contained in the March 31, 2008 Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Mace Security International, Inc.

Dated: May 15, 2008
/s/ Louis D. Paolino, Jr.
Louis D. Paolino, Jr.